NEWS

BG Staffing Announces Anticipated $7.0 Million in Equity Financing from Shelf Registration

Continues to Seek Accretive Acquisitions

PLANO, Texas, May 5, 2015 - BG Staffing, Inc. (NYSE MKT: BGSF), a national provider of temporary staffing services across a diverse set of industries, today announced that it expects to enter into subscription agreements with certain investors to sell an aggregate of 636,500 shares of its common stock in a registered shelf offering for gross proceeds of approximately $7,000,000, before deducting placement agent fees and estimated offering expenses. The shares are being offered at a price of $11.00 per share.
Taglich Brothers, Inc. is acting as exclusive placement agent for the offering. National Securities Corporation is acting as the qualified independent underwriter for the offering.
The Company intends to use all of the funds to reduce debt. The closing of this offering is expected to occur on or about May 6, 2015, subject to satisfaction of customary closing conditions.
L. Allen Baker, Jr., President and CEO, said that, "This financing allows us to continue to execute on our proven business model of organic growth and accretive acquisitions. During the first quarter this year we completed our latest acquisition which diversified our reach into the accounting and finance market. We continually seek appropriate acquisitions which would broaden our service offerings and/or geographic footprint in the U.S.”

About the Offering
The securities described above are being offered pursuant to the Company's effective "shelf" registration statement on Form S-3 (File No. 333-201178), which was declared effective by the Securities and Exchange Commission (SEC) on January 7, 2015, and the prospectus and prospectus supplement filed with the SEC on May 4, 2015. When filed with the SEC, copies of the prospectus supplement and accompanying base prospectus relating to this offering may be obtained from the SEC's website at http://www.sec.gov, or by request to Taglich Brothers, Inc. at 275 Madison Avenue, New York, New York 10016, by telephone at 212-661-6886.

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This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About BG Staffing, Inc.
Headquartered in Plano, Texas, BG Staffing provides staffing services to a variety of industries through its various divisions. BG Staffing is primarily a temporary staffing platform that has integrated several regional and national brands and is set to achieve scalable growth. The Company’s acquisition philosophy is one that not only brings financial growth, but unique and dedicated talent within the companies. This has led to a strong management team, with tenure and a desire to offer exceptional service to candidates, customers and investors. Please visit www.bgstaffing.com for more information.

Forward-Looking Statements
The forward looking statements in this press release are made under the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. The Company’s actual results could differ materially from those indicated by the forward-looking statements because of various risks and uncertainties including those listed in Item 1A of the Company’s Annual Report on Form 10-K and in the Company’s other filings and reports with the Securities and Exchange Commission. All of the risks and uncertainties are beyond the ability of the Company to control, and in many cases, the Company cannot predict the risks and uncertainties that could cause its actual results to differ materially from those indicated by the forward-looking statements. When used in this press release, the words “believes,” “plans,” “expects,” “will,” “intends,” and “anticipates” and similar expressions as they relate to the Company or its management are intended to identify forward-looking statements. Except as required by law, the Company is not obligated to publicly release any revisions to these forward-looking statements to reflect the events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events.

CONTACT:
Terri MacInnis, VP of Investor Relations
Bibicoff + MacInnis, Inc.
818.379.8500 terri@bibimac.com